EXHIBIT 10.16

AMENDMENT

TO

BENTHOS, INC. EMPLOYEE STOCK OWNERSHIP PLAN

WHEREAS, Benthos, Inc., (the “Corporation”) has heretofore adopted a defined contribution plan known as the Benthos, Inc. Employee Stock Ownership Plan (the “Plan”); and

WHEREAS, Section 16.1 of the Plan provides that the Corporation has the right to amend the Plan from time to time by a vote of its Board of Directors; and

WHEREAS, the Plan will be terminated and all Plan accounts will be distributed to participants as required distributions; and

WHEREAS, the Corporation wishes to amend the Plan to provide for a cash option for participants with small account balances in order to facilitate the termination of the Plan;

NOW THEREFORE, effective as of October 1, 2004, unless otherwise provided herein, the Plan is hereby amended as follows:

1. Section 8.1 is amended by adding a new paragraph (d) at the end thereof to read as follows:

“(d) Notwithstanding the foregoing paragraphs of this Section 8.1, the provisions of Section 10.5 shall govern the distribution of benefits upon termination of the Plan.”

2. A new Section 10.5 is added to Article X to read as follows:

“SECTION 10.5 DISTRIBUTION OF BENEFITS UPON PLAN TERMINATION

Upon termination of the Plan, the vested Account of a Participant or Inactive Participant shall be distributed as soon as practicable following the Plan’s termination as follows:

(a) If the value of the individual’s vested Account is $500 or more as of the “distribution valuation date”, the individual may elect to have his vested Account distributed in whole Shares, with the value of any fractional Shares to be paid in cash (i) directly to such individual or (ii) rolled over to an Eligible Retirement Plan.

(b) If the value of the individual’s vested Account is less than $500 as of the “distribution valuation date”, the individual may elect (i) to have his vested Account distributed directly to him in whole Shares, with the value of any fractional Shares to be paid in cash, (ii) to have his vested Account distributed directly to him in cash, or (iii) to have his vested Account rolled over in a cash distribution to an Eligible Retirement Plan.

(c) In the absence of an election by the individual under paragraphs (a) or (b) above following an election period of at least thirty (3)) days but no more than sixty (60)) days, such vested Account shall be paid as follows:

(i) if paragraph (a) is applicable to the individual, the individual shall be deemed to have elected to receive his vested Account in accordance with subparagraph (a)(i);

(ii) if paragraph (b) is applicable to the individual, the individual shall be deemed to have elected to receive his vested Account in accordance with subparagraph (b)(ii).

(d) For purposes of the foregoing, “distribution valuation date” shall be the Valuation Date on or immediately preceding the date that an individual is notified of his distribution options under this Section 10.5.”

3. The Plan, as herein amended, is hereby ratified, approved, and confirmed as being in full force and effect as of the date hereof the effective date described herein. In all other respects the terms of the Plan remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed by its duly authorized officer as of the day and year written below.

Date: July 19, 2004	BENTHOS, INC.

	By:	/s/ RONALD L. MARSIGLIO
Ronald L. Marsiglio, Chief Executive Officer and President

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